Exhibit 10.12

THIRD AMENDMENT
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Third Amendment to Fourth Amended and Restated Revolving Credit Agreement (this “Amendment”), dated as of February 22, 2010, is entered into by (1) FRONTIER OIL AND REFINING COMPANY, a Delaware corporation (the “Borrower”), (2) FRONTIER OIL CORPORATION, a Wyoming corporation (“FOC”), (3) each of the financial institutions party to the Credit Agreement referred to below (the “Lenders”) and (4) UNION BANK, N.A. (formerly known as “Union Bank of California, N.A.”), a national banking association, as administrative agent (the “Administrative Agent”) for the Lenders.

Recitals

A.           The Borrower, FOC, the Lenders, the Administrative Agent and BNP Paribas, a French banking corporation, as syndication agent, are party to a Fourth Amended and Restated Revolving Credit Agreement dated as of August 19, 2008, as amended by a First Amendment to Fourth Amended and Restated Revolving Credit Agreement dated as of December 15, 2008 and a Second Amendment to Fourth Amended and Restated Revolving Credit Agreement dated as of November 18, 2009 (said Credit Agreement, as so amended, herein called the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.3 of the Credit Agreement are incorporated herein by reference.

B.           The Borrower and the Lenders wish to amend certain covenants and definitions in the Credit Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, FOC, the Lenders and the Administrative Agent hereby agree as set forth below.

SECTION 1. Amendments to Credit Agreement
. Effective as of December 31, 2009 and subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower, FOC and the Lenders hereby agree that the Credit Agreement is amended as set forth below.

(a) The definition of “Eligible Exchange Balances” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Eligible Exchange Balances’ means all of the Borrower’s Exchange Balances with other Persons (other than Affiliates of the Borrower) that are positive (i.e., in favor of the Borrower) after (a) deducting from such Exchange Balances in each instance the amount equal to the sum of the values of all obligations of the Borrower to deliver petroleum products or to pay money that the Borrower owes or incurs whenever it trades, lends, borrows or exchanges petroleum products in the ordinary course of business with such Persons, the value of such obligations to deliver petroleum products being the lesser of (i) the cost to the Borrower, as determined on a first-in first-out basis in accordance with GAAP, of like petroleum products for the previous month and (ii) the fair-market value of like petroleum products, as determined in accordance with the methods prescribed in Schedule 4, (b) adjusting such Exchange Balances upward or downward, as applicable, to account for all discounts, allowances, rebates, credits and other adjustments in respect of such Exchange Balances and (c) deducting from such Exchange Balances the amount billed for or representing retainage, if any, by such Persons with respect to such Exchange Balances, until all prerequisites to the immediate payment of such retainage have been satisfied; provided, however, that Eligible Exchange Balances shall not include any Exchange Balance with respect to which (i) the Collateral Agent does not have a perfected first-priority security interest, (ii) any representation, warranty or covenant contained in this Agreement or any other Credit Document has been breached, (iii) the customer or trading partner has disputed liability, or made any claim to the Borrower with respect to such Exchange Balance or with respect to any other Exchange Balance due from such customer or trading partner, other than for a minimal adjustment in the ordinary course of business and in accordance with regular commercial practice, or (iv) any event of a type described in Section 8.1(e) has occurred with respect to the customer or trading partner, or the customer or trading partner has suspended normal business operations.”

(b) The definition of “Eligible Inventory” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Eligible Inventory’ means all of the Borrower’s Inventory that (a) is covered by a perfected first-priority security interest in favor of the Collateral Agent (subject only to storage, transportation and other nonconsensual Liens created by operation of law or tariff in favor of carriers, transporters and warehousemen, securing only amounts due to such carriers, transporters and warehousemen in respect of carriage, transportation and storage services with respect to such Inventory, in each case securing obligations not then in default), (b) complies with all of the Borrower’s representations, warranties and covenants in the Credit Documents, (c) is not obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business, (d) is currently salable in compliance with all applicable Governmental Rules and without the need for any Governmental Action, (e) is held at locations set forth on Schedule 1 to the Security Agreement, (f) is listed on Schedule 4 attached to the most recent Borrowing Base Certificate delivered to the Lenders and (g) is otherwise satisfactory to the Administrative Agent, in its sole discretion, using reasonable business judgment, all such Inventory to be valued, at any time of determination, at the lower of (i) fair-market value, as determined in accordance with the methods prescribed in Schedule 4, and (ii) the cost to the Borrower, as determined on a first-in first-out basis in accordance with GAAP.”

(c) The definition of “Exchange Balances” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Exchange Balances” means, with respect to any Person, all rights to receive petroleum products or to receive payment of money that the Borrower generates, acquires, possesses or owns whenever the Borrower trades, lends, borrows or exchanges petroleum products in the ordinary course of business with such Person (other than an Affiliate of the Borrower), the value of such rights to receive petroleum products being the lesser of (a) the cost to the Borrower, as determined on a first-in first-out basis in accordance with GAAP, of like petroleum products for the previous month and (b) the fair-market value of like petroleum products, as determined in accordance with the methods prescribed in Schedule 4.”

(d) The definition of “Prepaid Crude Purchases” in Section 1.1 of the Credit Agreement is amended in full to read as follows:

“‘Prepaid Crude Purchases’ means all rights to receive crude oil that the Borrower acquires, possesses or owns whenever the Borrower prepays for purchases of crude oil in the ordinary course of business from Shell Trading (US) Company, a Delaware corporation, BP Oil Supply Company, a Delaware corporation, Bayoil (USA), Inc., a Delaware corporation, Koch Supply & Trading, L.P., a Delaware limited partnership, or any other Person as to which the Majority Lenders through the Administrative Agent otherwise give their prior written approval (which approval may be withdrawn at any time by the Majority Lenders through the Administrative Agent by written notification to the Borrower), the value of such rights being the lesser of (a) the cost to the Borrower for such crude oil, as determined on a first-in first-out basis in accordance with GAAP, and (b) the fair-market value of such crude oil, as determined in accordance with the methods prescribed in Schedule 4.”

(e) The definitions of “Pricing Level 1,” “Pricing Level 2” and “Pricing Level 3” in Section 1.1 of the Credit Agreement are amended in full to read as follows:

“‘Pricing Level 1’ means the Pricing Level that applies to each Advance (whether then outstanding or thereafter made) on and after, to each Letter of Credit (whether then outstanding or thereafter issued) on and after, and to each Commitment on and after, the date of receipt by the Administrative Agent of a schedule of computations referred to in Section 6.4(a) or (b) if the ratio of (a) the amount of Consolidated Long-Term Debt minus the aggregate amount, if any, of Cash Equivalents held by FOC and its Subsidiaries in excess of the sum of the smallest aggregate amount of Cash Equivalents needed to be held by FOC and its Subsidiaries in order for FOC to comply with the covenant contained in Section 7.10, all as determined on the last day of the fiscal quarter of FOC ended immediately before that date, to (b) Consolidated EBITDA for the Calculation Period ended on the last day of that fiscal quarter was less than 2.25:1.00, as demonstrated by that schedule; provided, however, that in any case (i) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is negative, then Pricing Level 1 shall apply, (ii) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is positive and Consolidated EBITDA for the Calculation Period ended on that day is negative, then Pricing Level 3 shall apply, (iii) if the information in any schedule referred to above is incorrect and results in the payment of lower interest or fees than should have been paid based on the correct information, then the Borrower shall nevertheless be liable to the Lenders and the Administrative Agent for the correct amounts of interest and fees and will pay any unpaid portion of the same to the Administrative Agent for the benefit of the Person(s) entitled thereto, promptly upon demand therefor, and (iv) if FOC fails to deliver any such schedule by the required day, then Pricing Level 3 shall apply until FOC delivers such schedule and the appropriate Pricing Level can be determined.”

“‘Pricing Level 2’ means the Pricing Level that applies to each Advance (whether then outstanding or thereafter made) on and after, to each Letter of Credit (whether then outstanding or thereafter issued) on and after, and to each Commitment on and after, the date of receipt by the Administrative Agent of a schedule of computations referred to in Section 6.4(a) or (b) if the ratio of (a) the amount of Consolidated Long-Term Debt minus the aggregate amount, if any, of Cash Equivalents held by FOC and its Subsidiaries in excess of the sum of the smallest aggregate amount of Cash Equivalents needed to be held by FOC and its Subsidiaries in order for FOC to comply with the covenant contained in Section 7.10, all as determined on the last day of the fiscal quarter of FOC ended immediately before that date, to (b) Consolidated EBITDA for the Calculation Period ended on the last day of that fiscal quarter was equal to or greater than 2.25:1.00 but less than 3.00:1.00, as demonstrated by that schedule; provided, however, that in any case (i) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is negative, then Pricing Level 1 shall apply, (ii) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is positive and Consolidated EBITDA for the Calculation Period ended on that day is negative, then Pricing Level 3 shall apply, (iii) if the information in any schedule referred to above is incorrect and results in the payment of lower interest or fees than should have been paid based on the correct information, then the Borrower shall nevertheless be liable to the Lenders and the Administrative Agent for the correct amounts of interest and fees and will pay any unpaid portion of the same to the Administrative Agent for the benefit of the Person(s) entitled thereto, promptly upon demand therefor, and (iv) if FOC fails to deliver any such schedule by the required day, then Pricing Level 3 shall apply until FOC delivers such schedule and the appropriate Pricing Level can be determined.”

“‘Pricing Level 3’ means the Pricing Level that applies to each Advance (whether then outstanding or thereafter made) on and after, to each Letter of Credit (whether then outstanding or thereafter issued) on and after, and to each Commitment on and after, the date of receipt by the Administrative Agent of a schedule of computations referred to in Section 6.4(a) or (b) if the ratio of (a) the amount of Consolidated Long-Term Debt minus the aggregate amount, if any, of Cash Equivalents held by FOC and its Subsidiaries in excess of the sum of the smallest aggregate amount of Cash Equivalents needed to be held by FOC and its Subsidiaries in order for FOC to comply with the covenant contained in Section 7.10, all as determined on the last day of the fiscal quarter of FOC ended immediately before that date, to (b) Consolidated EBITDA for the Calculation Period ended on the last day of that fiscal quarter was equal to or greater than 3.00:1.00, as demonstrated by that schedule; provided, however, that in any case (i) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is negative, then Pricing Level 1 shall apply, (ii) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is positive and Consolidated EBITDA for the Calculation Period ended on that day is negative, then Pricing Level 3 shall apply, (iii) if the information in any schedule referred to above is incorrect and results in the payment of lower interest or fees than should have been paid based on the correct information, then the Borrower shall nevertheless be liable to the Lenders and the Administrative Agent for the correct amounts of interest and fees and will pay any unpaid portion of the same to the Administrative Agent for the benefit of the Person(s) entitled thereto, promptly upon demand therefor, and (iv) if FOC fails to deliver any such schedule by the required day, then Pricing Level 3 shall apply until FOC delivers such schedule and the appropriate Pricing Level can be determined.”

(f) Section 7.10 of the Credit Agreement is amended in full to read as follows:

“Section 7.10                                Leverage Ratio. FOC will not permit the ratio of (a) the amount of Consolidated Funded Debt as of the last day of any fiscal quarter of FOC minus the aggregate amount of Cash Equivalents held by FOC and its Subsidiaries as of that day to (b) Consolidated EBITDA for the Calculation Period ended on that day to be greater than 3.50 to 1.00, as measured by the financial information to be delivered pursuant to Section 6.4(a) or (b); provided, however, that in any case (i) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is negative, then FOC shall be deemed to be in compliance as of that day with the covenant contained in this section, and (ii) if the amount determined under clause (a) above as of the last day of a fiscal quarter of FOC is positive and Consolidated EBITDA for the Calculation Period ended on that day is negative, then FOC shall be deemed not to be in compliance as of that day with the covenant contained in this section.”

(g) Section 7.13 of the Credit Agreement is amended in full to read as follows:

“Section 7.13                                Holding of Cash Equivalents. FOC will not permit the aggregate amount of Cash Equivalents held by it and its Subsidiaries as of the last day of any fiscal quarter of FOC to be less than the sum of (a) the smallest aggregate amount of Cash Equivalents needed to be held by FOC and its Subsidiaries as of that day in order for FOC to be in compliance with the covenant contained in Section 7.10 and (b) the smallest additional aggregate amount of Cash Equivalents needed to be held by FOC and its Subsidiaries (but not in excess of the additional aggregate amount of Cash Equivalents actually held by FOC and its Subsidiaries) as of that day in order for the Borrower to qualify for the most favorable (to it) Pricing Level, as measured by the financial information to be delivered pursuant to Section 6.4(a) or (b).”

SECTION 2. Conditions Precedent
. This Amendment shall become effective on the date on which the Administrative Agent has received all of the following, each dated the date hereof, in form and substance satisfactory to the Administrative Agent and in the number of originals requested thereby:

(a) this Amendment, duly executed by the Borrower, FOC and the Majority Lenders; and

(b) a consent to this Amendment, duly executed by the Guarantors and by the Borrower, in its capacity as guarantor under the Borrower Guaranty.

SECTION 3. Representations and Warranties
. Each of the Borrower and FOC represents and warrants to the Lenders and the Administrative Agent as set forth below.

(a) The execution, delivery and performance by each of the Borrower and FOC of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby, are within such Credit Party’s legal powers, have been duly authorized by all necessary legal action and do not (i) contravene such Credit Party’s charter documents or bylaws, (ii) violate any Governmental Rule, (iii) conflict with or result in the breach of, or constitute a default under, any Material Contract, loan agreement, indenture, mortgage, deed of trust or lease, or any other contract or instrument, binding on or affecting such Credit Party, any of its Subsidiaries or any of their respective properties, the conflict, breach or default of which could reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Credit Party or any of its Subsidiaries, except for Liens created or permitted under the Credit Documents, as amended hereby. Neither such Credit Party nor any of its Subsidiaries is in violation of any Governmental Rule or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other contract or instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

(b) No Governmental Action, and no authorization, approval or other action by, or notice to, any third party, is required for the due execution, delivery or performance by the Borrower or FOC of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby or thereby, except for (i) authorizations, approvals and other actions by, and notices to, third parties, the failure to obtain which could not reasonably be expected to have a Material Adverse Effect, and (ii) Governmental Action that has been duly obtained, taken, given or made and is in full force and effect.

(c) This Amendment and the Credit Agreement, as amended hereby, have been duly executed and delivered by the Borrower and FOC. This Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligations of the Borrower and FOC, enforceable against each such Credit Party in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability.

(d) Each of the Security Agreement and the Stock Pledge Agreement constitutes a valid and perfected first-priority Lien on the Collateral purported to be encumbered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Borrower or FRMI, as applicable, under the Credit Documents, as amended hereby, to which the Borrower or FRMI, as applicable, is a party, and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Security Agreement or the Stock Pledge Agreement.

(e) There has been no amendment to the charter documents or bylaws of the Borrower or FOC on or after August 19, 2008, except for the amendment and restatement of FOC’s bylaws as provided in the Report on Form 8-K dated November 11, 2008 filed with the Securities and Exchange Commission. The representations and warranties contained in each Credit Document, as amended hereby, to which the Borrower and/or FOC is a party are correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof. No event has occurred and is continuing, or would result from the effectiveness of this Amendment, that constitutes a Default.

SECTION 4. Reference to and Effect on Credit Documents
.

(a) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Security Agreement and the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations under the Credit Documents, as amended hereby, stated to be secured thereby.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

SECTION 5. Costs and Expenses
. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts
. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or e-mail shall be effective as delivery of an originally executed counterpart of this Amendment.

SECTION 7. Governing Law
. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA.

[Signature pages follow.]

The parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the date first written above.

FRONTIER OIL AND REFINING COMPANY

By:       /s/ Doug S. Aron
Name:  Doug S. Aron
Title:    EVP & CFO

FRONTIER OIL CORPORATION

By:       /s/ Doug S. Aron
Name:  Doug S. Aron
Title:    EVP & CFO

UNION BANK, N.A.,
   as Administrative Agent and Lender

By:       /s/ Timothy Brendel
Name:  Timothy Brendel
Title:    Vice President

BNP PARIBAS

By:        /s/ Courtney Kubesch
Name:   Courtney Kubesch
Title:     Vice President

By:        /s/ Edward Pak
Name:   Edward Pak
Title:     Vice President

TORONTO DOMINION (TEXAS) LLC

By:       /s/ Ian Murray
Name:  Ian Murray
Title:    Authorized Signatory

WELLS FARGO BANK, N.A.

By:       /s/ Oleg Kogan
Name:  Oleg Kogan
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION

By:       /s/ Monte E. Deckerd
Name:  Monte E. Deckerd
Title:    Senior Vice President

EXPORT DEVELOPMENT CANADA

By:       /s/ Auturo Polisena
Name:  Auturo Polisena
Title:    Asset Manager

By:       /s/ Talal M. Kairouz
Name:  Talal M. Kairouz
Title:    Asset Manager

SUMITOMO MITSUI BANKING CORPORATION

By:        /s/ Masakazu Hasegawa
Name:  Masakazu Hasegawa
Title:    General Manager

BANK OF SCOTLAND PLC

By:       /s/ Julia R. Franklin
Name:  Julia R. Franklin
Title:    Assistant Vice President

CAPITAL ONE, N.A.

By:       /s/ Wesley Fontana
Name:  Wesley Fontana
Title:     Vice President

UBS LOAN FINANCE LLC

By:       /s/ Mary E. Evans
Name:  Mary E. Evans
Title:    Associate Director

By:       /s/ Marie Haddad
Name:  Marie Haddad
Title:    Associate Director

THE FROST NATIONAL BANK

By:      /s/ Thomas H. Dungan
Name: Thomas H. Dungan
Title:   Sr. Vice President

NATIXIS

By:       /s/ Daniel Payer
Name:  Daniel Payer
Title:    Director

By:       /s/ Donovan C. Broussard
Name:  Donovan C. Broussard
Title:    Managing Director